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                                                                    EXHIBIT 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

THE INDEBTEDNESS SECURED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 18, 2003 BY AND AMONG THE HOLDER AND SILICON VALLEY BANK.


                          SATCON TECHNOLOGY CORPORATION

                       Secured Convertible Promissory Note
                             due __________ __, 2006


No. CN-03-__                                                       $____________
Dated: ____________ __, 2003

     For value received, SATCON TECHNOLOGY CORPORATION, a Delaware corporation (the "MAKER"), hereby promises to pay to the order of _______________________ (together with its successors, representatives, and permitted assigns, the "HOLDER"), in accordance with the terms hereinafter provided, the principal amount of ________________________ ($______________), together with interest thereon. Concurrently with the issuance of this Note, the Maker is issuing separate notes (the "OTHER NOTES") to separate purchasers (the "OTHER HOLDERS") pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

     All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as EXHIBIT A. The outstanding principal balance of this Note shall be due and payable on __________ __, 2006 (the "MATURITY DATE") or at such earlier time as provided herein.

                                    ARTICLE I

     Section 1.1 PURCHASE AGREEMENT. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement, dated as of February 18, 2003 (the "PURCHASE

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AGREEMENT"), by and among the Maker and the purchasers listed therein.
Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

     Section 1.2 INTEREST. Beginning on the issuance date for the purchase of this Note (the "ISSUANCE DATE"), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), increasing to a rate per annum equal to twelve percent (12%) on January 1, 2004, payable quarterly at the option of the Maker in cash or in shares of the Maker's common stock, par value $.01 per share (the "COMMON STOCK"). The number of shares of Common Stock to be issued as payment of accrued and unpaid interest shall be determined by dividing (a) the total amount of accrued and unpaid interest to be converted into Common Stock by (b) the greater of (x) 80% of the average of the Closing Bid and Ask Price (as defined in Section 3.2(d) hereof) of the Common Stock on the Nasdaq National Market for the fifteen (15) Trading Days ending on the eleventh (11th) Trading Day prior to the required payment date and (y) the Conversion Price (as defined in Section 3.2 hereof). Notwithstanding the foregoing, the interest payment for the twelve (12) months following the Issuance Date shall be payable on the Issuance Date to the Holder in shares of Common Stock in an amount equal to the average of the Closing Bid and Ask Price for the five (5) Trading Days prior to the Issuance Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fourteen percent (14%) and the maximum applicable legal rate per annum.

     Section 1.3 SECURITY AGREEMENT. The obligations of the Maker hereunder shall be secured by, and the Holder shall be entitled to the rights and security granted by the Maker pursuant to, the Security Agreement dated as of the date hereof by the Maker for the benefit of the Holder (the "SECURITY AGREEMENT"). All payments due under this Note shall be subordinated and made junior, in all respects to the payment in full of all principal, all interest accrued thereon and all other amounts due on any indebtedness outstanding under the Loan and Security Agreement dated September 13, 2002 between the Maker and Silicon Valley Bank, as amended.

     Section 1.4 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

     Section 1.5 TRANSFER. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

     Section 1.6 REPLACEMENT. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall

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issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                                   ARTICLE II

                           EVENTS OF DEFAULT; REMEDIES

     Section 2.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" under this Note:

     (a) the Maker shall fail to make the payment of any amount of principal outstanding on the date such payment is due hereunder; or

     (b) the Maker shall fail to make any payment of interest in cash or shares of Common Stock for a period of five (5) days after the date such interest is due; or

     (c) the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission ("SEC") on or prior to the date which is one hundred twenty (120) days after the Execution Date (as defined in the Registration Rights Agreement); or

     (d) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the Nasdaq National Market, the Nasdaq SmallCap Market, The OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive Trading Days; or

     (e) the Maker's notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

     (f) the Maker shall fail to (i) timely delivery the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, (ii) timely file the Registration Statement (as defined in the Registration Rights Agreement) or
(iii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the Registration Rights Agreement, which failure in the case of items (i) and (iii) of this Section 2.1(f) is not remedied within seven (7) business days after the incurrence thereof; or

     (g) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, PROVIDED that the cause of such lapse or unavailability is not due to factors primarily within the control of Holder; or

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     (h)  default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (f) of this Section 2.1) and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement, the Security Agreement, the Other Notes or the Registration Rights Agreement which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within seven (7) business days after the occurrence thereof; or

     (i) any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Security Agreement, the Registration Rights Agreement or the Other Notes shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

     (j) the Maker shall hereafter issue any debt securities which are not subordinate to this Note and the Other Notes on such terms as are not acceptable to the Holders of at least 80% of the aggregate outstanding principal amount of this Note and the Other Notes purchased under the Purchase Agreement; or

     (k)  Intentionally Omitted.

     (l) if required by applicable law, rule or regulation, the stockholders of the Maker shall fail to approve the proposal presented and recommended by the Board of Directors of the Maker to approve the Holder acquiring in excess of 19.99% of the issued and outstanding shares of Common Stock upon conversion of this Note and/or exercise of the Warrants; or

     (m) the Maker shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

     (n) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic),
(vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

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     (o)  a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i),
(ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

     (p) the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three
(3) business days of the Holder's request so long as the Holder has provided the standard representations regarding the Rule 144 sale; or

     (q) the failure of the Maker to pay any amounts due to the Holder herein or in the Purchase Agreement, the Security Agreement or the Registration Rights Agreement within three (3) business days of receipt of notice to the Maker; or

     (r)  the occurrence of an Event of Default under the Other Notes; or

     (s) default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Series A Preferred Stock Purchase Agreement or the other Transaction Documents (as defined in the Series A Preferred Stock Purchase Agreement) and such default is not fully cured within seven (7) business days after the occurrence thereof.

     Section 2.2 REMEDIES UPON AN EVENT OF DEFAULT. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, subject to the provisions of the Subordination Agreement dated as of February 18, 2003 between the Holder and Silicon Valley Bank, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (n) or (o), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (c)-(m), demand the prepayment of this Note pursuant to Section 3.7 hereof, (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.2(a) hereof), or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Registration Rights Agreement or applicable law. No course of delay on the part of the Holder shall operate

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as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE III

                      CONVERSION; ANTIDILUTION; PREPAYMENT

     Section 3.1  CONVERSION OPTION.

     (a) At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "CONVERSION OPTION"), into such number of fully paid and non-assessable shares of Common Stock (the "CONVERSION RATE") as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as hereinafter defined) then in effect on the date on which the Holder faxes a notice of conversion (the "CONVERSION NOTICE"), duly executed, to the Maker (facsimile number (617) 349-0898, Attn.: Chief Financial Officer) (the "VOLUNTARY CONVERSION DATE"), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.6 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

     (b) On the Mandatory Conversion Date (as defined below), the principal amount of this Note plus all accrued and unpaid interest shall automatically and without any action on the part of the Holder, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of the Note plus all accrued and unpaid interest outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date. As used herein, a "MANDATORY CONVERSION DATE" shall be the first date which is at least ninety (90) days following the Effectiveness Date, that (i) the Closing Bid and Ask Price (as defined in
Section 3.2(d) hereof) of the Common Stock exceeds $2.50 for a period of twenty
(20) consecutive Trading Days; and (ii) that the Registration Statement is effective or the shares of Common Stock into which this Note can be converted may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act. Notwithstanding the foregoing, the Mandatory Conversion Date shall be extended for as long as (A) the conversion of this Note would violate
Section 3.4(c), or (B) a Triggering Event (as defined in Section 3.7(f) hereof) shall have occurred and be continuing. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Note as the "CONVERSION DATE."

     Section 3.2  CONVERSION PRICE.

     (a) The term "FIXED CONVERSION PRICE" shall mean $1.25 per share, subject to adjustment under Section 3.6 hereof. Notwithstanding any adjustment hereunder, at no time shall the Fixed Conversion Price be greater than $1.25 per share; PROVIDED HOWEVER that the Conversion Price may be greater than $1.25 per share if it is adjusted pursuant to Section 3.6(a).

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     (b)  In the event that the Maker fails to achieve EBITDA (as defined below)
of at least $1.00 and a minimum of $13,500,000 in revenue determined in accordance with GAAP for the fourth quarter of fiscal year 2003, the Holder may, commencing on the earlier of the date that the Maker publicly discloses such numbers for the fourth quarter of fiscal year 2003 and the date that the Maker files its annual report on Form 10-K for the fiscal year ending September 30, 2003, elect to apply an "ALTERNATIVE CONVERSION PRICE," which shall equal the Closing Bid and Ask Price (as defined below) for the Maker's Common Stock on the Conversion Date, subject to adjustment under Section 3.6 hereof. Notwithstanding any adjustment hereunder, at no time shall the Alternative Conversion Price be less than $0.75 (the "ALTERNATIVE CONVERSION PRICE FLOOR"). Additionally, in no event shall the Alternative Conversion Price exceed the Fixed Conversion Price. The Fixed Conversion Price and the Alternative Conversion Price collectively are referred to in this Note as the "CONVERSION PRICE." For purposes hereof, "EBITDA" shall mean the revenues of the Maker and its subsidiaries for any period from continuing operations excluding interest expense, tax, depreciation and amortization.

     (c) Notwithstanding the foregoing to the contrary, if during any period (a "BLACK-OUT PERIOD"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of the Notes immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Maker has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the Holder of the Notes or due to the Maker exercising its rights under Section 3(n) of the Registration Rights Agreement), such Holder shall have the option but not the obligation on any Conversion Date within ten (10) Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) Trading Days thereafter. In no event shall the Black-out Period have any effect on the Maturity Date of this Note.

     (d) The term "CLOSING BID AND ASK PRICE" shall mean, for any security as of any date, the last average of the closing bid and ask price of such security on the Nasdaq National Market for such security as reported by Bloomberg, or, if no closing bid or ask price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid and Ask Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid and Ask Price of such security on such date shall be the fair market value as mutually determined by the Maker and the holders of a majority of the principal amount of the Notes outstanding.

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     Section 3.3  MECHANICS OF CONVERSION.

     (a) Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date (the "DELIVERY DATE"), the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

     (b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Maker's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

     (c) In addition to any other rights available to the Holder, if the Maker fails to deliver to the Holder such certificate or certificates pursuant to
Section 3.3(a) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Maker shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) an amount equal to (A) the aggregate amount paid by such Holder for the shares of

Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Maker pursuant to such conversion, together with interest thereon at a rate of the lesser of 15% and the maximum applicable legal rate per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of this Note, the Maker shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In.

     Section 3.4  OWNERSHIP CAP AND CERTAIN CONVERSION RESTRICTIONS.

     (a) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder owning more than 4.999% of all of the Common Stock outstanding at such time; PROVIDED, HOWEVER, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the "WAIVER NOTICE") that the Holder would like to waive this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this
Section 3.4(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; PROVIDED, FURTHER, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the first to occur of the Mandatory Conversion Date and the Maturity Date.

     (b) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock outstanding at such time; PROVIDED, HOWEVER, that upon the Holder providing the Maker with a Waiver Notice that the Holder would like to waive
Section 3.4(b) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; PROVIDED, FURTHER, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the first to occur of the Mandatory Conversion Date and the Maturity Date.

     (c) Notwithstanding anything to the contrary set forth herein, the Maker shall not be obligated to issue in excess of an aggregate of 3,408,677 shares of Common Stock upon conversion of the Notes, conversion of the Maker's Series A Convertible Preferred Stock and any shares of Common Stock issuable in connection with the Purchase Agreement and the Series A Preferred Stock Purchase Agreement (including upon the exercise of the warrants issued thereto and to placement agents for the transactions contemplated by such agreements), which number of shares shall be subject to adjustment pursuant to Section 3.6 (the "ISSUABLE

MAXIMUM"). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the Closing. If on any Conversion Date
(A) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock previously issued upon conversion of Notes or otherwise issued in connection with the Purchase Agreement and the Series A Preferred Stock Purchase Agreement (including upon the exercise of the warrants issued thereto and to placement agents for the transactions contemplated by such agreements), would equal or exceed the Issuable Maximum, and (C) the Maker shall not have previously obtained the vote of stockholders (the "STOCKHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market, Inc. (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Maker shall issue to the Holder so requesting such number of shares of Common Stock equal to such Holder's pro rata portion of the Issuable Maximum as of the initial purchase date and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "EXCESS SHARES"), the Maker shall have the option to either (1) use its reasonable efforts to obtain the Stockholder Approval applicable to such issuance as soon as is possible, but in any event not later than the later of June 15, 2003 and the 90th day after such request, or (2) deliver to the Holder cash in an amount equal to the product of (x) the Closing Bid and Ask Price on the applicable Conversion Date, and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder but for the provisions of this Section (such amount of cash being hereinafter referred to as the "REPURCHASE AMOUNT"). If the Maker fails to pay the Repurchase Amount in full pursuant to this Section within fifteen (15) days after the Maker fails to obtain Stockholder Approval pursuant to (1) above or the date payable pursuant to (2) above, the Maker will pay interest thereon at a rate of 10% per annum to the Holder, accruing daily from the applicable Conversion until such amount, plus all such interest thereon, is paid in full. The Maker and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of the Notes or as a result of exercise of the Warrants shall not be entitled to cast votes on any resolution to obtain Stockholder Approval.

     Section 3.5  INTENTIONALLY OMITTED.

     Section 3.6  ADJUSTMENT OF CONVERSION PRICE.

     (a) The Conversion Price and the Alternative Conversion Price Floor shall be subject to adjustment from time to time as follows:

          (i) ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price and the Alternative Conversion Price Floor in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price and the Alternative Conversion Price Floor in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.6(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

          (ii) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price and the Alternative Conversion Price Floor in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price and the Alternative Conversion Price Floor then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          (iii) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price and the Alternative Conversion Price Floor shall be made and provision shall be made (by adjustments of the Conversion Price and the Alternative Conversion Price Floor or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.6(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; PROVIDED, HOWEVER, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price and the Alternative Conversion Price Floor shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (iv) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.6(a)(i),
(ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.6(a)(v)), then, and in each event, an appropriate revision to the Conversion Price and the Alternative Conversion Price Floor shall be made and provisions shall be made (by adjustments of the Conversion Price and the Alternative Conversion Price Floor or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

          (v) ADJUSTMENTS FOR REORGANIZATION, MERGER, CONSOLIDATION OR SALES OF ASSETS. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.6(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.6(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker's properties or assets to any other person (an "ORGANIC CHANGE"), then as a part of such Organic Change an appropriate revision to the Conversion Price and the Alternative Conversion Price Floor shall be made and provision shall be made (by adjustments of the Conversion Price and the Alternative Conversion Price Floor or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.6(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.6(a)(v) (including any adjustment in the applicable Conversion Price and the Alternative Conversion Price Floor then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note and the Other Notes) shall be applied after that event in as nearly an equivalent manner as may be practicable.

          (vi)    ADJUSTMENTS FOR ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                          (1)   In the event the Maker, shall, at any time, from
time to time, issue or sell any shares of additional shares of common stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.6(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) ("ADDITIONAL SHARES OF COMMON STOCK"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price and the Alternative Conversion Price Floor upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying each of the Conversion Price and the Alternative Conversion Price Floor then in effect by a fraction:

                                (A)  the numerator of which shall be equal to
the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock PLUS (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price and the Alternative Conversion Price Floor then in effect,as applicable, and

                                (B)  the denominator of which shall be equal to
the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

                          (2)   The provisions of paragraph (1) of Section
3.6(a)(vi) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 3.6(a)(vii). No adjustment of the number of shares of Common Stock for which this Note shall be convertible shall be made under paragraph (1) of Section 3.6(a)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents pursuant to Section 3.6(a)(vii).

          (vii) ISSUANCE OF COMMON STOCK EQUIVALENTS. If the Maker, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("CONVERTIBLE SECURITIES"), other than the Notes, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "COMMON STOCK EQUIVALENTS") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Maker for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "AGGREGATE PER COMMON SHARE PRICE") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price and the Alternative Conversion Price Floor upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.6(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Maker shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price and the Alternative Conversion Price Floor shall be made under this subsection
(vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price and the Alternative Conversion Price Floor upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price and the Alternative Conversion Price Floor was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

          (viii) CONSIDERATION FOR STOCK. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

                  (1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                  (2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price and the Alternative Conversion Price Floor, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price and the Alternative Conversion Price Floor or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.6(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker.

          (b) RECORD DATE. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

          (c) CERTAIN ISSUES EXCEPTED. Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price and the Alternative Conversion Price Floor upon (i) the Maker's issuance of any Additional Shares of Common Stock and warrants therefore in connection with a merger and/or acquisition, consolidation, sale or disposition of all or substantially all of the Maker's assets, (ii) the Maker's issuance of Additional Shares of Common Stock or warrants therefore in connection with strategic license agreements so long as such issuances are not for the purpose of raising capital, (iii) the Maker's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Maker's stock option plans and employee stock purchase plans as they now exist, (iv) the Maker's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to any future stock option plan or employee stock purchase plan which is approved by the Board of Directors or any amendment to the Maker's existing stock option plans and employee stock purchase plans which is approved by the Board of Directors so long as such issuances in the aggregate do not exceed 1,700,000 shares of Common Stock,
(v) any transaction where the first use of proceeds from such transaction would be used to redeem all of the shares of the Maker's Series A Preferred Stock in accordance with Section 8(h) of the Certificate of Designation of the Series A Preferred Stock, (vi) the issuance of Common Stock or warrants therefor in connection with any acquisition of assets, product lines or businesses so long as such issuances in the aggregate do not exceed twenty percent (20%) of the Maker's issued and outstanding shares of Common Stock as of the date hereof,
(vii) any issuances of Common Stock pursuant to Maker 401(k) matches, (viii) any issuances of securities to consultants, financial advisers, public relations consultants or secured lenders to the Maker so long as such issuances to such secured lenders do not in the aggregate exceed ten percent (10%) of the Maker's issued and outstanding shares of Common Stock as of the date hereof, (ix) any issuances of warrants issued to a Purchaser pursuant to the Purchase Agreement and any issuances of warrants issued to the holders of the Maker's Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement, (x) any warrants issued to H.C. Wainwright & Co., Inc. as placement agent for the transactions contemplated by the Purchase Agreement and the Series A Preferred Stock Purchase Agreement, (xi) the payment of any dividends on the Series A Preferred Stock and the payment of any interest on the Notes, (xii) any securities issued pursuant to Section 3.9 of the Purchase Agreement and Section
3.9 of the Series A Preferred Stock Purchase Agreement, (xiii) any securities issued to the holders of Series A Preferred Stock as payment of a penalty upon redemption of such shares of Series A Preferred Stock and any securities issued to the holders of the Notes as payment of a penalty upon prepayment of such Notes or otherwise, (xiv) any securities issued pursuant to the Series A Preferred Stock Purchase Agreement, and (xv) the issuance of common stock upon the exercise or conversion of any securities described in clauses (i) through
(xiv) above.

          (d) NO IMPAIRMENT. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

          (e) CERTIFICATES AS TO ADJUSTMENTS. Upon occurrence of each adjustment or readjustment of the Conversion Price and the Alternative Conversion Price Floor or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price and the Alternative Conversion Price Floor in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

          (f) ISSUE TAXES. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; PROVIDED, HOWEVER, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

          (g) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid and Ask Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

          (h) RESERVATION OF COMMON STOCK. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; PROVIDED that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Maker shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker's obligations under this Section 3.6(h).

          (i) REGULATORY COMPLIANCE. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

     Section 3.7  PREPAYMENT.

          (a) PREPAYMENT UPON AN EVENT OF DEFAULT. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(c)-(m) hereof, the Holder shall have the right, at such Holder's option, to require the Maker to prepay all or a portion of this Note at a price equal to the Triggering Event Prepayment Price (as defined in Section 3.7(c) below) applicable at the time of such request (the "EVENT OF DEFAULT

PREPAYMENT PRICE"); PROVIDED that the Maker shall have the sole option to pay the Event of Default Prepayment Price in cash or shares of Common Stock. If the Maker elects to pay the Event of Default Prepayment Price in shares of Common Stock, the price per share shall be based upon the quotient of (i) the Event of Default Prepayment Price divided by (ii) the greater of (x) 80% of the average of the Closing Bid and Ask Price of the Common Stock on the Nasdaq National Market for the fifteen (15) Trading Days ending on the eleventh (11th) Trading Day prior to the date of delivery of written notice of such Event of Default via facsimile and overnight courier which shall be delivered one day after the occurrence of such Event of Default and (y) the Conversion Price then in effect on the day preceding the date of delivery of such notice. Nothing in this
Section 3.7(a) shall limit the Holder's rights under Section 2.2 hereof.

          (b) PREPAYMENT OPTION UPON MAJOR TRANSACTION. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of the Holder's Notes at a price equal to 100% of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "MAJOR TRANSACTION PREPAYMENT PRICE"); PROVIDED that the Maker shall have the sole option to pay the Major Transaction Prepayment Price in cash or shares of Common Stock. If the Maker elects to pay the Major Transaction Prepayment Price in shares of Common Stock, the price per share shall be based upon the quotient of (i) the Major Transaction Prepayment Price divided by (ii) the greater of (x) 80% of the average of the Closing Bid and Ask Price of the Common Stock on the Nasdaq National Market for the fifteen
(15) Trading Days ending on the eleventh (11th) Trading Day prior to the date of delivery of the Notice of Prepayment at Option of Buyer Upon Major Transaction (as hereafter defined) and (y) the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Prepayment at Option of Buyer Upon Major Transaction.

          (c) PREPAYMENT OPTION UPON TRIGGERING EVENT. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of the Holder's Notes at a price equal to 120% of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "TRIGGERING EVENT PREPAYMENT PRICE," and, collectively with the "MAJOR TRANSACTION PREPAYMENT PRICE," the "PREPAYMENT PRICE"); PROVIDED that with respect to the Triggering Events described in clauses (i), (ii) and
(iii) of Section 3.7(f), the Maker shall have the sole option to pay the Triggering Event Prepayment Price in cash or shares of Common Stock; and PROVIDED, FURTHER, that with respect to the Triggering Events described in clause (iv) of Section 3.7(f), the Maker shall pay the Triggering Event Prepayment Price in cash. If the Maker elects to pay the Triggering Event Prepayment Price in shares of Common Stock in accordance with this Section 3.7(c), the price per share shall be based upon the quotient of (i) the Triggering Event Prepayment Price divided by (ii) the greater of (x) 80% of the average of the Closing Bid and Ask Price of the Common Stock on the Nasdaq National Market for the fifteen (15) Trading Days ending on the eleventh (11th) Trading Day prior to the date of delivery of the Notice of Prepayment at Option of Buyer Upon Triggering Event (as hereafter defined) and (y) the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Prepayment at Option of Buyer Upon Triggering Event.

          (d)     INTENTIONALLY OMITTED.

          (e) "MAJOR TRANSACTION." A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Maker with or into another Person (as defined in Section 4.13 hereof) (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                  (ii) the sale or transfer of more than 50% of the Maker's assets (based on the fair market value as determined in good faith by the Maker's Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

                  (iii) closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding shares of Common Stock.

          (f) "TRIGGERING EVENT." A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                  (i) so long as any Notes are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) or (ii) is unavailable to the Holder for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days, and the shares of Common Stock into which the Holder's Notes can be converted cannot be sold in the public securities market pursuant to Rule 144(k), provided that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder of the Notes; and provided further that a Triggering Event shall not have occurred if and to the extent the Maker exercised its rights set forth in Section 3(n) of the Registration Rights Agreement;

                  (ii) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the Nasdaq National Market, the Nasdaq SmallCap Market, The OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., for a period of five (5) consecutive Trading Days;

                  (iii) the Maker's notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Notes into shares of Common Stock; or

                  (iv) the Maker's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within ten (10) business days after the receipt by the Maker of the Conversion Notice.

          (g)     INTENTIONALLY OMITTED.

          (h) MECHANICS OF PREPAYMENT AT OPTION OF HOLDER UPON MAJOR TRANSACTION. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder's Notes then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF PREPAYMENT AT OPTION OF HOLDER UPON MAJOR TRANSACTION") to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate
(i) the number of Notes that such holder is electing to prepay and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.7(b) above.

          (i) MECHANICS OF PREPAYMENT AT OPTION OF HOLDER UPON TRIGGERING EVENT. Within one (1) day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of the Notes. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of this Note and the Other Notes then outstanding may require the Maker to prepay all of the Notes on a pro rata basis by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF PREPAYMENT AT OPTION OF HOLDER UPON TRIGGERING EVENT") to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that such holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.7(c) above. A holder shall only be permitted to require the Maker to prepay the Note pursuant to Section 3.7 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

          (j)     INTENTIONALLY OMITTED.

          (k) PAYMENT OF PREPAYMENT PRICE. Upon the Maker's receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Maker shall immediately notify each holder of the Notes by facsimile of the Maker's receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Maker such holder's certificates representing the Notes which such holder has elected to have prepaid. Other than with respect to the Triggering Event described in clause (iv) of Section 3.7(f), the Maker shall have the sole option to pay the Prepayment Price in cash or shares of Common Stock in accordance with Sections 3.7(b) and (c) of this Note. The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to
Section 3.7(i), to such holder within five (5) business days after the Maker's receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.7(k), the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; PROVIDED that a holder's original Note shall have been so delivered to the Maker; PROVIDED further that if the Maker is unable to prepay all of the Notes to be prepaid, the Maker shall prepay an amount from each holder of the Notes being prepaid equal to such holder's pro-rata amount (based on the number of Notes held by such holder relative to the number of Notes outstanding) of all Notes being prepaid. If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note, the Security Agreement and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the "VOID OPTIONAL PREPAYMENT OPTION") to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.7 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the "VOID OPTIONAL PREPAYMENT NOTICE"). Upon the Maker's receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this Section 3.7(h) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest Closing Bid and Ask Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.7 shall have priority to payments to other stockholders in connection with a Major Transaction.

          (l) MAKER PREPAYMENT OPTION. The Maker may prepay all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon upon five (5) days prior written notice to the Holder (the "MAKER'S PREPAYMENT NOTICE") at a price equal to 150% of the aggregate principal amount of this Note plus any accrued but unpaid interest (the "MAKER'S PREPAYMENT PRICE"); PROVIDED, HOWEVER, that if a holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice within twenty-four (24) hours of receipt of the Maker's Prepayment Notice, up to fifty percent (50%) of the principal amount of the Notes designated to be converted may be prepaid by the Maker; PROVIDED FURTHER that if during the period between delivery of the Maker's Prepayment Notice and the Maker's

Prepayment Date (as defined below), a holder shall become entitled to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then the such rights of the holders shall take precedence over the previously delivered Maker Prepayment Notice. The Maker's Prepayment Notice shall state the date of prepayment which date shall be the sixth (6th) day after the Maker has delivered the Maker's Prepayment Notice (the "MAKER'S PREPAYMENT DATE"), the Maker's Prepayment Price and the amount of Notes to be prepaid by the Maker. The Maker shall deliver the Maker's Prepayment Price to the Holder within five (5) business days after the Maker has delivered the Maker's Prepayment Notice, PROVIDED, that if the holder(s) delivers a Conversion Notice before the Maker's Prepayment Date, then the portion of the Maker's Prepayment Price which would be paid to prepay the Notes covered by such Conversion Notice shall be returned to the Maker upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Maker's Prepayment Date, the Maker shall pay the Maker's Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, PROVIDED, however, that upon receipt by Maker of the Notes to be prepaid pursuant to this Section 3.7(l), the Maker shall, on the next business day following the date of receipt by the Maker of the original Note, pay the Maker's Prepayment Price to the holder(s) on a pro rata basis. If the Maker fails to pay the Maker's Prepayment Price by the sixth (6th) business day after the Maker has delivered the Maker's Prepayment Notice, the prepayment will be declared null and void and the Maker shall lose its right to serve a Maker 's Prepayment Notice pursuant to this
Section 3.7(l) in the future.

     Section 3.8  INABILITY TO FULLY CONVERT.

          (a) HOLDER'S OPTION IF MAKER CANNOT FULLY CONVERT. If, upon the Maker's receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Maker (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) failed to call the Stockholder Meeting within the time period set forth in Section 3.4(c) hereof, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder's option, can elect to:

                  (i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder's Conversion Notice (the "MANDATORY PREPAYMENT") at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the "MANDATORY PREPAYMENT PRICE"); provided that the Maker shall have the sole option to pay the Mandatory Prepayment Price in cash or shares of Common Stock;

                  (ii) if the Maker's inability to fully convert is pursuant to Section 3.8(a)(y) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice;

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder's voiding its Conversion Notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said Notes shall have been issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

          (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.8(a) above, a notice of the Maker's inability to fully satisfy the Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder's Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section 3.8(a) above by delivering written notice via facsimile to the Maker ("NOTICE IN RESPONSE TO INABILITY TO CONVERT").

          (c) PAYMENT OF PREPAYMENT PRICE. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.8(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Maker's receipt of the Holder's Notice in Response to Inability to Convert, PROVIDED that prior to the Maker's receipt of the Holder's Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.8(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid and Ask Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

          (d) PRO-RATA CONVERSION AND PREPAYMENT. In the event the Maker receives a Conversion Notice from more than one holder of the Notes on the same day and the Maker can convert and prepay some, but not all, of the Notes pursuant to this Section 3.8, the Maker shall convert and prepay from each holder of the Notes electing to have its Notes converted and prepaid at such time an amount equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the principal amount of the Notes outstanding) of all the Notes being converted and prepaid at such time.

     Section 3.9 NO RIGHTS AS SHAREHOLDER. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

     Section 4.2 GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

     Section 4.3 HEADINGS. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

     Section 4.4 REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

     Section 4.5 ENFORCEMENT EXPENSES. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

     Section 4.6 BINDING EFFECT. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

     Section 4.7 AMENDMENTS. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

     Section 4.8 COMPLIANCE WITH SECURITIES LAWS. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

     " THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

     Section 4.9 CONSENT TO JURISDICTION. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the

Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

     Section 4.10 PARTIES IN INTEREST. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

     Section 4.11 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     Section 4.12 MAKER WAIVERS. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

     (a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

     (b)  THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A
PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     Section 4.13 DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "TRADING DAY" " means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                                                 SATCON TECHNOLOGY CORPORATION


                                                 By:
                                                     -----------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT A

                               WIRE INSTRUCTIONS.



Payee: _______________________________________________________

Bank: ________________________________________________________

Address: _____________________________________________________

         _____________________________________________________

Bank No.: ____________________________________________________

Account No.: _________________________________________________

Account Name: ________________________________________________

                                     FORM OF

                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of SATCON TECHNOLOGY CORPORATION (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price ________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Signature
          ------------------------------------------------------------------

         [Name]

Address:
          ------------------------------------------------------------------

          ------------------------------------------------------------------